Exhibit 99.1

Y-mAbs Announces Data to be Presented at 2019 SIOP

New York, NY, June 26, 2019 (GLOBE NEWSWIRE) — Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq: YMAB) a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, is pleased to  announce the acceptance of two oral presentations and five poster presentations at the International Society of Pediatric Oncology (SIOP) Annual Congress held October 23 through October 26, 2019 in Lyon, France. The abstracts for oral presentations are publicly available online at https://siop-congress.org/scientific-programme/

The abstracts include the following presentation of omburtamab, one of the Company’s lead product candidates, which is currently being evaluated for the treatment of patients with CNS/Leptomeningeal metastasis from neuroblastoma, diffuse intrinsic pontine glioma (“DIPG”), and desmoplastic small round cell tumors (“DSRCT”):

•                  “A curative approach to central nervous system metastatis of neuroblastoma,” submitted by Memorial Sloan Kettering Cancer Center (MSK) in New York (oral presentation)

The abstracts also include the following presentations of naxitamab, the Company’s second lead product candidate, which is currently being evaluated for the treatment of pediatric patients with relapsed or refractory high-risk neuroblastoma, osteosarcoma and other GD2-positive tumors:

•                  “Naxitamab-based chemoimmunotherapy for resistant high-risk neuroblastoma: Preliminary results of “HITS” pilot/phase II study,” submitted by Memorial Sloan Kettering Cancer Center (MSK) in New York (oral presentation)

•                  “Preliminary tolerability assessment of naxitamab (humanized anti-GD-2 monoclonal antibody) therapy in a phase 2 osteosarcoma trial,” submitted by Memorial Sloan Kettering Cancer Center (MSK) in New York (poster presentation)

•                  “High-dose naxitamab (humanized-3F8) plus stepped-up dosing of granulocyte-macrophage colony-stimulating factor for consolidating >2nd complete remission of high-risk neuroblastoma,” submitted by Memorial Sloan Kettering Cancer Center (MSK) in New York (poster presentation)

•                  “High-dose naxitamab (humanized-3F8) plus stepped-up dosing of granulocyte-macrophage colony-stimulating factor for neuroblastoma: Outpatient treatent low immunogenicity, and major responses in a Phase II trial,” submitted by Memorial Sloan Kettering Cancer Center (MSK) in New York (poster presentation)

•                  “High-dose naxitamab (humanized-3F8) plus stepped-up dosing of granulocyte-macrophage colony-stimulating factor for relapsed neuroblastoma resistant to salvage therapy: A Phase II trial,” submitted by Memorial Sloan Kettering Cancer Center (MSK) in New York (poster presentation)

•                  “High-dose naxitamab plus stepped-up dosing of granulocyte-macrophage colony-stimulating factor for high-risk neuroblastoma: Efficacy against histologically-evident primary refractory metastases in bone marrow,” submitted by Memorial Sloan Kettering Cancer Center (MSK) in New York (poster presentation)

About Y-mAbs:

Y-mAbs is a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer. The Company has a broad and advanced product pipeline, including two pivotal-stage product candidates—naxitamab and omburtamab—which target tumors that express GD2 and B7-H3, respectively.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our business model and development and commercialization plans; current and future clinical and pre-clinical studies and our research and development programs; regulatory, marketing and reimbursement approvals; rate and degree of market acceptance and clinical utility as well as pricing and reimbursement levels; retaining and hiring key employees; our commercialization, marketing and manufacturing capabilities and strategy; our intellectual property position and strategy; additional product candidates and technologies; collaborations or strategic partnerships and the potential benefits thereof; expectations related to the use of our cash and cash equivalents, and the need for, timing and amount of any future financing transaction; our financial performance, including our estimates regarding revenues, expenses, capital expenditure requirements; developments relating to our competitors and our industry; and other statements that are not historical facts. Words such as ‘‘anticipate,’’ ‘‘believe,’’ “contemplate,” ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ “will”, ‘‘would’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with our financial condition and need for additional capital; risks associated with our development work; cost and success of our product development activities and clinical trials; the risks of delay or failure to receive approval of our drug candidates; the risks related to commercializing any approved pharmaceutical product including the rate and degree of market acceptance of our product candidates; development of our sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for our products; the risks related to our dependence on third parties including for conduct of clinical testing and product manufacture; our inability to enter into partnerships; the risks related to government regulation; risks related to market approval, risks associated with protection of our intellectual property rights; risks related to employee matters and managing growth; risks related to our common stock and other risks and uncertainties affecting the Company including those described in the “Risk Factors” section included in our Form 10-K and in our other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Y-mAbs® is a registered trademark of Y-mAbs Therapeutics, Inc. All rights reserved.

Contact:

Y-mAbs Therapeutics, Inc.

230 Park Avenue, Suite 3350

New York, NY 10169

USA

+1 646 885 8505

E-mail: info@ymabs.com